                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 2

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 17, 1997

                                 OHM CORPORATION
                                 ----------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                OHIO                                     1-9654                             34-1503050
    (STATE OR OTHER JURISDICTION                (COMMISSION FILE NUMBER)       (I.R.S. EMPLOYER IDENTIFICATION NO.)
          OF INCORPORATION)

           16406 U.S. ROUTE 224 EAST, FINDLAY, OHIO                                  45840
           ----------------------------------------                                  -----
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                               (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (419) 423-3529

                                       N/A
          (FORMER NAME OR FORMER ADDRESS, IF CHANGE SINCE LAST REPORT)

         This report is an amendment to the OHM Corporation report on Form 8-K filed on July 2, 1997 and Amendment No. 1 filed on August 22, 1997. The report is being amended to (1) include Beneco's interim financial statements for the five months ended May 31, 1997 and 1996, (2) modify the Pro Forma Condensed Financial Statements for the twelve months ended December 31, 1996, and the six months ended June 30, 1997, and (3) modify the disclosures in the Notes to the Pro Forma Financial Statements.

The following items to the Company's report on Form 8-K/A are being filed herewith:

Item 7   Financial Statements, Pro Forma Financial Information and Exhibits.


ITEM. 7  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         In accordance with the requirements of Item 7(a) and (b), the Company hereby incorporates by reference into this Amendment No. 2 to the Form 8-K, the audited financial statements of Beneco for the fiscal years ended 1996 and 1995 and the notes thereto set forth on pages F-1 through F-13 of this Report, the unaudited statements of income and cash flows for the five months ended May 31, 1997 and 1996 and the notes thereto set forth on pages I-1 through I-3 of this report, and the unaudited pro forma condensed combined balance sheet as of December 31, 1996, and the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 1997 and for twelve months ended December 31, 1996 and the notes thereto set forth on pages P-1 through P-4 of this Report.

(a)/(b)  Financial Statements of Business Acquired/Pro Forma Financial
         Information

           Independent Auditors Report                                           F-1
           Balance Sheet at December 31, 1996 and 1995                           F-2
           Statements of Income and Retained Earnings for
             the two years ended December 31, 1996 and 1995                      F-4
           Statements of Cash Flows for the two years ended December 31,
             1996 and 1995                                                       F-5
           Notes to Financial Statements                                         F-7
           Unaudited Statements of Income for the Five Months
             Ended May 31, 1997 and 1996                                         I-1
           Unaudited Statements of Cash Flows for the Five Months
             Ended May 31, 1997 and 1996                                         I-2
           Unaudited Notes to the Financial Statements                           I-3
           Unaudited Pro Forma Condensed Combined Balance Sheet
             as of December 31, 1996                                             P-2
           Unaudited Pro Forma Condensed Combined Statement
             of Operations for the Six Months Ended June 30, 1997                P-3
           Unaudited Pro Forma Condensed Combined Statement
             of Operations for the Twelve Months Ended
             December 31, 1996                                                   P-4
           Notes to Unaudited Pro Forma Condensed Combined Financial
             Information for the Six Months Ended June 30, 1997
             and as of and for the Year Ended December 31, 1996                  P-5


(c) Exhibits

None

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        OHM CORPORATION

Date:    May  8, 1998                   By: /s/   Anthony J. DeLuca
      -----------------                     ---------------------------
                                            Name:  Anthony J. DeLuca
                                            Title: Chief Executive Officer and
                                                     President

                   INDEX TO FINANCIAL STATEMENTS AND PRO FORMA
                              FINANCIAL INFORMATION

Financial Statements

      Independent Auditors Report
      Balance Sheet at December 31, 1996 and 1995
      Statements of Income and Retained Earnings for
        the two years ended December 31, 1996 and 1995
      Statements of Cash Flows for the two years ended December 31,
        1996 and 1995
      Notes to Financial Statements

Interim Financial Information
      Unaudited Statements of Income for the Five Months Ended May 31, 1997
        and 1996
      Unaudited Statements of Cash Flows for the Five Months Ended
        May 31, 1997 and 1996
      Unaudited Notes to the Financial Statements

Pro Forma Financial Information
      Unaudited Pro Forma Condensed Combined Balance Sheet
        as of December 31, 1996
      Unaudited Pro Forma Condensed Combined Statement
        of Operations for the Six Months Ended June 30, 1997
      Unaudited Pro Forma Condensed Combined Statement of Operations
        for the Twelve Months Ended December 31, 1996
      Notes to Unaudited Pro Forma Condensed Combined Financial Information for the Six Months Ended June 30, 1997 and as of and for the Twelve Months Ended December 31, 1996

[RODRIGUEZ & ASSOCIATES, P.C. LETTERHEAD]

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Beneco Enterprises, Inc.
Salt Lake City, Utah

We have audited the accompanying balance sheets of Beneco Enterprises, Inc. as of December 31, 1996 and 1995, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beneco Enterprises, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ RODRIGUEZ & ASSOCIATES, P.C.
Salt Lake City, Utah
March 31, 1997

                            BENECO ENTERPRISES, INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1995

                                                   1996            1995
                                                   ----            ----

ASSETS

CURRENT ASSETS:
   Cash                                        $ 4,837,521     $ 4,478,297
   Receivables:
      Contract receivables (Note 2)             13,402,859       8,021,589
      Other receivables                                -0-           1,000
      Costs and estimated earnings in
         excess of billings on uncompleted
         contracts (Note 1 and 3)                  421,693         306,490
   Prepaid expenses                                 19,265             -0-
                                               -----------     -----------
TOTAL CURRENT ASSETS                            18,681,338      12,807,376
                                               -----------     -----------
Property and equipment net of
   accumulated depreciation (Note 4)               633,389         648,851
                                               -----------     -----------
TOTAL ASSETS                                   $19,314,727     $13,456,227
                                               ===========     ===========



                   See accompanying notes and auditor's report.

                            BENECO ENTERPRISES, INC.

                           DECEMBER 31, 1996 AND 1995

                                                                1996                    1995
                                                                ----                    ----

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
   Accounts payable                                         $ 13,056,764           $  9,666,055
   Billings in excess of costs and
      estimated earnings on uncompleted
      contracts (Note 1 and 3)                                   231,182                 55,600
   Accrued payroll and related taxes                              67,482                 33,904
   Distributions payable (Note 5)                              1,100,000                    -0-
   Accrued liabilities (Note 6)                                   65,000                 40,915
   Capital lease payable (Note 9)                                 14,115                    -0-
                                                            ------------           ------------
TOTAL CURRENT LIABILITIES                                     14,534,543              9,796,474
STOCKHOLDER'S EQUITY:
   Common stock of $.01 par value,
      Authorized 5,000,000 shares;
      Issued 12,500 shares                                           125                    125
   Paid-in capital                                               267,308                267,308
   Retained earnings                                           4,679,176              3,558,745
   Less:
      Treasury stock 2,500 shares at cost (Note 7)              (166,425)              (166,425)
                                                            ------------           ------------
TOTAL STOCKHOLDER'S EQUITY                                     4,780,184              3,659,753
                                                            ------------           ------------
TOTAL LIABILITIES AND
   STOCKHOLDER'S EQUITY                                     $ 19,314,727           $ 13,456,227
                                                            ============           ============



                  See accompanying notes and auditor's report.

                            BENECO ENTERPRISES, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                      1996                   1995
                                                      ----                   ----
OPERATING REVENUES
   Contract revenues                             $ 71,829,503           $ 61,657,580
   Cost of revenues earned                        (66,054,996)           (57,288,352)
                                                 ------------           ------------
         GROSS PROFIT                               5,774,507              4,369,228

OPERATING EXPENSES
   General and administrative
      expenses                                      2,157,216              2,286,156
                                                 ------------           ------------
         OPERATING INCOME                           3,617,291              2,083,072
                                                 ------------           ------------
OTHER INCOME (EXPENSES)
   Interest income                                    264,880                221,395
   Interest expense                                    (6,917)                (1,474)
   Gain on sale of assets                                 -0-                  6,000
   Miscellaneous income                                12,507                    459
                                                 ------------           ------------
         TOTAL OTHER INCOME                           270,470                226,380
                                                 ------------           ------------
         NET INCOME                                 3,887,761              2,309,452
RETAINED EARNINGS
   Balance - beginning of year                      3,558,745              3,844,582
   Shareholder - distributions (Note 5)            (2,767,330)            (2,595,289)
                                                 ------------           ------------
         RETAINED EARNINGS, END OF YEAR          $  4,679,176           $  3,558,745
                                                 ============           ============



                  See accompanying notes and auditor's report.

                            BENECO ENTERPRISES, INC.

                            STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                1996                   1995
                                                                ----                   ----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Cash received from customers                             $ 66,448,233           $ 63,775,847
   Cash paid to subcontractors                               (62,984,569)           (58,161,802)
   Cash paid to suppliers and employees                       (1,695,328)            (3,299,239)
   Interest received                                             264,880                221,395
   Interest paid                                                  (6,917)                (1,474)
   Miscellaneous cash received                                    12,507                    459
                                                            ------------           ------------
         NET CASH PROVIDED BY OPERATING ACTIVITIES             2,038,806             2 ,535,186
                                                            ------------           ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sale of assets                                      -0-                  6,000
   Capital expenditures                                          (27,367)                   -0-
   Note to related party                                           1,000                129,567
   Cash paid for employee advances                                  (-0-)                   575
   Payments of cash deposits                                      14,115                    -0-
                                                            ------------           ------------
   NET CASH PROVIDED BY (USED FOR) INVESTING
     ACTIVITIES                                                  (12,252)               136,142
                                                            ------------           ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Distributions paid                                         (1,667,330)            (3,060,289)
                                                            ------------           ------------
NET CASH USED FOR FINANCING ACTIVITIES                        (1,667,330)            (3,060,289)
                                                            ------------           ------------
NET INCREASE (DECREASE) IN CASH                                  359,224               (388,961)
   Cash at beginning of year                                   4,478,297              4,867,258
                                                            ------------           ------------
CASH BALANCE AT END OF YEAR                                 $  4,837,521           $  4,478,297
                                                            ============           ============



                  See accompanying notes and auditor's report.

                            BENECO ENTERPRISES, INC.

                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                            1996                 1995
                                                            ----                 ----
RECONCILIATION OF NET INCOME TO NET CASH
   PROVIDED BY OPERATING ACTIVITIES:
NET INCOME                                              $ 3,887,761           $ 2,309,452
                                                        -----------           -----------
ADJUSTMENTS TO RECONCILE NET INCOME TO NET
CASH PROVIDED BY OPERATING ACTIVITIES:
   Depreciation                                              42,829                36,960
   Gain on sale of assets                                       -0-                (6,000)
   Decrease (Increase) in contracts receivable           (5,381,270)            2,118,267
   Decrease (Increase) in prepaid expense                   (19,265)               14,583
   (Increase) in costs in excess of billings               (115,203)             (232,452)
   (Decrease) Increase in accounts payable                  404,746               (60,375)
   (Decrease) Increase in contracts payable               2,985,963              (701,864)
   (Decrease) Increase in accrued payroll and
      related taxes                                          33,578            (1,004,250)
   Increase (Decrease) in accrued liabilities                24,085                40,915
   (Decrease) Increase
      in billings in excess of costs                        175,582                19,950
                                                        -----------           -----------
   TOTAL ADJUSTMENTS                                     (1,848,955)              225,734
                                                        -----------           -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES               $ 2,038,806           $ 2,535,186
                                                        ===========           ===========



                  See accompanying notes and auditor's report.

                            BENECO ENTERPRISES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1995

NOTE 1- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL

         Beneco Enterprises, Inc.'s (hereafter referred to as the Company) accounting policies conform to generally accepted accounting principles. The Company operates principally in the construction industry as a contract management specialist. The following policies are considered to be significant.

USE OF ESTIMATES

         Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

INCOME RECOGNITION - CONSTRUCTION CONTRACTS

         Revenues from contracts are recognized on the percentage-of-completion accrual method of accounting. Profits on contracts are recorded on the basis of "cost-to-cost" determination of percentage of completion on individual contracts, commencing when progress reaches a point where costs, estimate analysis, and other evidence of trends are sufficient to estimate final results with reasonable accuracy. That portion of the total contract price which is allocable to contract expenditures incurred and work performed is accrued as earned income. When a loss on a contract becomes known, the entire amount of the estimated ultimate loss is accrued. Claims for additional revenue are recognized when settled.

COSTS AND BILLINGS ON CONSTRUCTION CONTRACTS

         The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents the amount by which costs of contracts in progress plus estimated earned profit exceed related progress billings. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents the amount by which progress billings exceed contract costs in progress.

CLASSIFICATION OF CURRENT ASSETS AND LIABILITIES

         The Company included in current assets and liabilities amounts realizable and payable under construction contracts which may extend beyond one year.

PROPERTY AND EQUIPMENT

         Property and equipment are recorded at cost. Depreciation expense is computed principally on the straight-line method in amounts sufficient to write off the costs of depreciable assets over their useful lives. Normal maintenance and repair items are charged to costs and expensed as incurred. The costs and accumulated depreciation of property and equipment sold or otherwise retired are removed from the accounts and a gain or loss on disposition is reflected in net income.

STATEMENT OF CASH FLOWS

         For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

INCOME TAXES

         Revenues earned on long-term construction contracts are reported on a percentage of completion method for both financial statement reporting and tax reporting purposes. Revenues recognized for tax purposes are reported in accordance with Internal Revenue Code Section 460. Depreciation is computed on the straight-line method of accounting for financial statement reporting, and on the accelerated depreciation and the modified accelerated cost recovery system method for tax reporting purposes.

S-CORPORATION ELECTION

         During the year ended December 31, 1991, the Company, with the consent of its shareholder, elected to be an S-Corporation beginning January 1, 1991 and thereafter under the Internal Revenue Code. In lieu of Corporate income taxes, the shareholder of the S-Corporation is taxed on the Company's taxable income. Therefore, no provision or liability for Federal income taxes has been included in the financial statements.

NOTE 2 - CONTRACT RECEIVABLES

         Contract receivables due to the Company consist primarily of construction contracts with the federal government. Contract receivables for the years ended December 31,1996 and 1995 are as follows:

                                                                         1996                     1995
                                                                         ----                     ----
CONTRACT RECEIVABLES BILLED:
        Completed Contracts                                           $   150,908              $  244,320
        Contracts in Progress                                          13,251,951               7,777,269
                                                                      -----------              ----------
        TOTAL CONTRACT RECEIVABLES                                    $13,402,859              $8,021,589
                                                                      ===========              ==========

NOTE 3- COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

                                                                     DECEMBER 31,            DECEMBER 31,
                                                                     ------------            ------------
                                                                         1996                    1995
                                                                     ------------            ------------
Costs incurred on uncompleted contracts                             $  93,861,216           $  98,309,925
   Estimated earnings                                                   8,095,857              10,481,783
                                                                    -------------           -------------
                                                                      101,957,073             108,791,708
   Less: billings to date                                            (101,766,562)           (108,540,818)
                                                                    -------------           -------------
                                                                    $     190,511           $     250,890
                                                                    =============           =============
Included in accompanying balance sheets under
   the following captions:

                                                                     DECEMBER 31,            DECEMBER 31,
                                                                     ------------            ------------
                                                                        1996                     1995
                                                                     ------------            ------------

Cost and estimated earnings in excess of
  billings on uncompleted contracts                                 $     421,693           $     306,490
Billings in excess of costs and estimated
  earnings on uncompleted contracts                                      (231,182)                (55,600)
                                                                    -------------           -------------
                                                                    $     190,511           $     250,890
                                                                    =============           =============

NOTE 4- PROPERTY AND EQUIPMENT

         Property and equipment as of December 31, 1996 and 1995 is detailed in the following summary:

                                                                 1996                                 1995
                                                                 ----                                 ----
                                             FIXED            ACCUMULATED         NET BOOK          NET BOOK
                                             ASSETS           DEPRECIATION          VALUE            VALUE
                                             ------           ------------        --------          --------
Land                                        $ 26,917            $    -0-          $ 26,917         $ 26,917
Buildings                                    587,089              45,161           541,928          556,982
Automotive equipment                           8,656               8,656               -0-              -0-
Office machines                               86,342              64,766            21,576            9,862
Furniture and fixtures                        73,064              30,096            42,968           52,984
Equipment and tools                          188,853             188,853               -0-            2,106
                                            --------            --------          --------         --------
TOTAL PROPERTY AND EQUIPMENT                $970,921            $337,532          $633,389         $648,851
                                            ========            ========          ========         ========

Depreciation expense for the years ended December 31, 1996 and 1995 was $42,829 and $36,960, respectively.

NOTE 5 - DISTRIBUTIONS PAYABLE

         During the years ended December 31, 1996 and 1995, distributions amounting to $2,767,330 and $2,595,289, respectively, were accrued and paid. Of these amounts, $1,100,000 and -0- in distributions were accrued for 1996 and 1995 respectively. These accruals were made to cover estimated shareholder income taxes which were related to the income and expenses of the S-Corporation.

NOTE 6 - ACCRUED LIABILITIES

LITIGATION

         During the year ended December 31, 1996, the Company was a party to five lawsuits, all in the ordinary course of business. Outside counsel for the Company has advised that at this stage they cannot offer an opinion as to four of the suits probable outcome. In the opinion of management, the ultimate liabilities, if any, resulting from these claims will not have a material adverse effect on the financial position or results of operations of the Company.

         The fifth suit has been settled by arbitration. The suit was filed by a subcontractor for alleged non-payment for materials supplied to the Company. The settlement reached by the arbitrator requires the Company to pay $65,000 to the plaintiff. A liability has been recorded to reflect the outcome of this litigation.

NOTE 7 - TREASURY STOCK

         During 1992, Bennie Smith, Jr. sold 2,500 shares of stock to Beneco Enterprises, Inc. for $166,425. The Company reports treasury stock on the cost basis.

NOTE 8 - LEASE COMMITMENTS

         Operating leases covering automobiles and office space are cancelable and subject to annual renewal options. Operating lease expense for the years ended December 31, 1996 and 1995 amounted to $94 and $3,701 respectively.

NOTE 9- CAPITAL LEASE

         The Company entered into a capital lease of equipment during the current year. Accordingly, the company has capitalized the equipment in the amount of $19,637 less accumulated depreciation of $2,805 as of December 31, 1996. The lease will expire during 1997 and the future minimum lease payments are as follows:

      1997                                 $14,115
      1998 and after                           -0-
                                           -------
      Total Payments                       $14,115
                                           =======

NOTE 10- RETIREMENT PLAN

         The Company has a 401(k) employee benefit plan covering substantially all employees who have completed at least six months of service and met minimum age requirements. The Company has the discretion to make matching contributions to the plan. The Company did not make any contributions during 1996 and 1995.

                            BENECO ENTERPRISES, INC.

                        STATEMENTS OF INCOME (UNAUDITED)

                       FOR THE FIVE MONTHS ENDED MAY 31,
                       ---------------------------------


                                                      1997                  1996
                                                      ----                  ----

Operating Revenues

     Contract revenues                            $ 28,579,932           $ 23,240,202
     Cost of revenues earned                       (28,135,913)           (21,371,879)
                                                  ------------           ------------

         Gross Profit                                  444,019              1,868,323

Operating Expenses

     General and administrative expenses            (1,653,600)              (697,960)
                                                  ------------           ------------

         Operating (Loss) Income                    (1,209,581)             1,170,363

Other Income (Expense)

     Interest income                                   155,799                 85,701
     Interest expense                                       --                 (2,238)
     Miscellaneous income                                6,077                  4,046
                                                  ------------           ------------

         Total other income                            161,876                 87,509
                                                  ------------           ------------

Net Income                                        $ (1,047,705)          $  1,257,872
                                                  ============           ============

                            BENECO ENTERPRISES, INC.

                      STATEMENTS OF CASH FLOWS (UNAUDITED)

                       FOR THE FIVE MONTHS ENDED MAY 31,
                       ---------------------------------



                                                                    1997                 1996
                                                                    ----                 ----

Cash flows from operating activities
     Net (loss) income                                           $  (278,705)          $ 1,257,872
     Adjustments to reconcile net (loss) income to
     net cash provided by operating activities:
         Depreciation                                                 17,476                13,857
         Decrease (increase) contract receivables                  8,482,770            (1,741,092)
         Decrease (increase) cost in excess of billings              421,693               (37,274)
         Decrease (increase) prepaids                                 19,342                (6,233)
         Increase (decrease) accounts payable                     (9,325,403)            1,097,053
         Increase accrued payroll                                    412,110                10,864
         Increase reserve for loss contracts                       1,027,000                    --
         Increase (decrease) accrued expenses                        (65,000)                7,793
         Increase (decrease) billings in excess                     (231,182)               56,809
                                                                 -----------           -----------

     Net cash provided by operating activities                       480,101               659,649
                                                                 -----------           -----------

Cash flows from investing activities
     Capital expenditures                                            (92,000)               (8,855)
     Proceeds on note to related party                                    --                   324
     Receipts of cash deposits                                            --                 4,567
                                                                 -----------           -----------

     Net cash (used for) investing activities                        (92,000)               (3,964)
                                                                 -----------           -----------

Cash flows from financing activities
     Proceeds on notes                                                56,412                    --
     Distributions paid                                           (2,673,795)             (539,458)
                                                                 -----------           -----------

     Net cash used for financing activities                       (2,617,383)             (539,458)
                                                                 -----------           -----------

Net increase (decrease) in cash                                   (2,229,282)              116,227

     Cash at beginning of year                                     4,837,521             4,478,296
                                                                 -----------           -----------

Cash balance at end of period                                    $ 2,608,239           $ 4,594,523
                                                                 ===========           ===========

                            BENECO ENTERPRISES, INC.

                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL

     Beneco Enterprises, Inc. (hereafter referred to as the Company) is a provider of project, program and construction management services to the Department of Defense and other government agencies throughout the United States.

USE OF ESTIMATES

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosures at the date of the financial statements. Actual results could differ from those estimates.

INCOME RECOGNITION - CONSTRUCTION CONTRACTS

     Revenues from contracts are recognized on the percentage of completion accrual method of accounting. Profits on contracts are recorded on the basis of "cost-to-cost" determination of percentage of completion on individual contracts, commencing when progress reaches a point where costs, estimate analysis, and other evidence of trends are sufficient to estimate final results with reasonable accuracy. That portion of the total contract price which is allocable to contract expenditures incurred and work performed is accrued as earned income. When a loss on a contract becomes known, the entire amount of the estimated ultimate loss is accrued. Claims for additional revenue are recognized when settled.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Depreciation expense is computed principally on the straight-line method in amounts sufficient to write off the costs of depreciable assets over their useful lives. Normal maintenance and repair items are charged to costs and expensed as incurred. The costs and accumulated depreciation of property and equipment sold or otherwise retired are removed from the accounts and a gain or loss on disposition is reflected in net income.

STATEMENT OF CASH FLOWS

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

S-CORPORATION ELECTION

     During the year ended December 31, 1991, the Company, with the consent of its shareholders, elected to be an S-Corporation beginning January 1, 1991 and thereafter under the Internal Revenue Code. In lieu of Corporate income taxes, the shareholder of the S-Corporation is taxed on the Company's taxable income. Therefore, no provision or liability for Federal income taxes has been included in the financial statements.

2.   LEASE COMMITMENTS

     Operating leases covering automobiles and office space are cancelable and subject to annual renewal options.

3.   RETIREMENT PLAN

     The Company has a 401(k) employee benefit plan covering substantially all employees who have completed at least six months of service and met minimum age requirements. The Company has the discretion to make matching contributions to the plan. The Company did not make any contributions during the periods ended 1997 and 1996.

4.   LOSS CONTRACT AT RANDOLPH AIR FORCE BASE

     During the period ended May 31, 1997, the Company determined that the Randolph Air Force Base contract would be completed at a loss. In accordance with Statement of Position 81-1, Accounting for Performance of Construction-Type and Certain Production- Type Contracts, the estimated loss at completion of $1,027,000 has been recognized as cost of revenues earned. Work on the contract began in the fourth quarter of 1996 and was bid with the intention of using subcontracted labor. Problems with subcontractors surfaced in early 1997 and caused Beneco to correct work and begin self performing much of the contract. The cost of self performance was more than contemplated in the original estimates. In addition, turnover of Beneco employees in early 1997 further added to the losses.

                  OHM CORPORATION AND BENECO ENTERPRISES, INC.
    UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION FOR THE SIX
       MONTHS ENDED JUNE 30, 1997 AND FOR THE YEAR ENDED DECEMBER 31, 1996

     The following unaudited pro forma condensed combined balance sheet as of December 31, 1996 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 1997 and the twelve months ended December 31, 1996 have been prepared to give effect to the purchase by OHM Corporation (the "Company") of all of the outstanding shares of Beneco Enterprises, Inc. ("Beneco"), as if the transaction had occurred on January 1, 1996 for the pro forma condensed combined statements of operations and on December 31, 1996 for the pro forma condensed combined balance sheet. The pro forma condensed combined financial information has been prepared utilizing the audited historical consolidated financial statements and accompanying notes.

     The pro forma condensed combined financial information has been prepared using the purchase method of accounting for the acquisition of Beneco. Under this method of accounting, an allocation of the purchase price consideration has been made based upon preliminary estimates of the fair values of the net assets of Beneco. The actual purchase accounting adjustments to reflect the fair values of the net assets acquired from Beneco will be based upon management's evaluation of such assets, and, accordingly, the adjustments that have been used in the pro forma condensed combined financial information are subject to change pending the final allocation of the purchase price.

     The pro forma condensed combined financial information does not reflect the cost savings expected to be achieved from operating synergies as a result of the combination. Accordingly, the following pro forma condensed combined financial information does not purport to be indicative of the financial position or results of operations that would have been reported had this transaction occurred on the dates indicated above, nor the financial condition or results of operations which will be reported in the future.

                  OHM CORPORATION AND BENECO ENTERPRISES, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             AS OF DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                  HISTORICAL                             PRO FORMA
                                                  ----------                             ---------
                                            THE                                                    PRO FORMA
                                          COMPANY          BENECO         ADJUSTMENTS (1)          COMBINED
                                          -------          ------         ---------------          --------
ASSETS
Current Assets:
   Cash and cash equivalents             $ 14,002          $ 4,837                 --              $ 18,839
   Accounts receivable                     85,461           13,403                 --                98,864
   Costs and estimated earnings
     on contracts in process in
     excess of billings                    56,303              422                 --                56,725
   Other current assets                    31,666               19                 --                31,685
   Deferred income taxes                   10,513               --                313(2)             10,826
                                         --------          -------          ---------              --------
                                          197,945           18,681                313               216,939
                                         --------          -------          ---------              --------
Property and Equipment, net
  of accumulated depreciation              70,521              633                185(3)             71,339
                                         --------          -------          ---------              --------
Other Noncurrent Assets:
   Intangible assets relating
     to acquired businesses,
     net                                   33,534               --              9,573(1)             43,107
   Deferred income taxes                    3,563               --                313(2)              3,876
   Other assets                            30,974               --                 --                30,974
                                         --------          -------          ---------              --------
                                           68,071               --              9,886                77,957
                                         --------          -------          ---------              --------
   Total Assets                          $336,537          $19,314          $  10,384              $366,235
                                         ========          =======          =========              ========
LIABILITIES AND SHAREHOLDERS'
  EQUITY
Current Liabilities:
   Accounts payable                      $ 69,230          $13,057                 --              $ 82,287
   Other accrued liabilities               34,373            1,477                464(4)             36,314
                                         --------          -------          ---------              --------
                                          103,603           14,534                464               118,601
                                         --------          -------          ---------              --------
Noncurrent Liabilities:
   Long-term debt                          52,972               --             14,700(1)             67,672
   Other noncurrent liabilities             5,390               --                 --                 5,390
                                         --------          -------          ---------              --------
                                           58,362               --             14,700                73,062
                                         --------          -------          ---------              --------
Shareholders' Equity                      174,572            4,780             (4,780)              174,572
                                         --------          -------          ---------              --------
   Total Liabilities and
     Shareholders' Equity                $336,537          $19,314          $  10,384              $366,235
                                         ========          =======          =========              ========

                  OHM CORPORATION AND BENECO ENTERPRISES, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                             HISTORICAL
                                             ----------
                                                          BENECO                       PRO FORMA
                                                       FIVE MONTHS                     ---------
                                        THE                ENDED                                  PRO FORMA
                                      COMPANY          MAY 31, 1997       ADJUSTMENTS(1)          COMBINED
                                      -------          ------------       --------------          --------
Revenue                              $ 237,811           $ 28,580                 --              $ 266,391
   Cost of services                    206,086             28,136                 --                234,222
                                     ---------           --------           --------              ---------
Gross Profit                            31,725                444                 --                 32,169
   Claims settlement costs
     and other                          37,877                 --                 --                 37,877
   Selling, gen. & admin
     expenses                           21,900              1,653                147                 23,700
                                     ---------           --------           --------              ---------
Operating Income (Loss)                (28,052)            (1,209)              (147)               (29,408)
                                     ---------           --------           --------              ---------
Other (income) expenses:
   Interest expense, net                 2,501               (156)               408(6)               2,753
   Equity in net earnings
     of affiliate                         (185)                --                 --                   (185)
   Write-down of investment
     in NSC Corporation                 14,949                 --                 --                 14,949
   Miscellaneous, net                      223                 (5)                --                    218
                                     ---------           --------           --------              ---------
                                        17,488               (161)               408                 17,735
                                     ---------           --------           --------              ---------
Income (loss) before income
  taxes                                (45,540)            (1,048)              (555)               (47,143)
   Income taxes (benefit)              (15,369)                --               (641)(7)            (16,010)
                                     ---------           --------           --------              ---------
Net Income (Loss)                    $ (30,171)          $ (1,048)          $     86              $ (31,133)
                                     =========           ========           ========              =========

Net Income Per Share                 $   (1.11)                                                   $   (1.15)
                                     =========                                                    =========
Weighted number of common
  and common equivalent
  shares outstanding                    27,092                                                       27,092
                                     =========                                                    =========


                  OHM CORPORATION AND BENECO ENTERPRISES, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      TWELVE MONTHS ENDED DECEMBER 31, 1996
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            HISTORICAL                              PRO FORMA
                                            ----------                              ---------
                                      THE                                                      PRO FORMA
                                    COMPANY             BENECO         ADJUSTMENTS(1)           COMBINED
                                    -------             ------         --------------           --------
Revenue                            $ 550,984           $ 71,830                --              $ 622,814
   Cost of services                  478,924             66,055                --                544,979
                                   ---------           --------           -------              ---------
Gross Profit                          72,060              5,775                --                 77,835
   Selling, gen. & admin
     expenses                         49,250              2,157               351(5)              51,758
                                   ---------           --------           -------              ---------
Operating Income (Loss)               22,810              3,618              (351)                26,077
                                   ---------           --------           -------              ---------
Other (income) expenses:
   Interest expense, net               6,963               (258)              978(6)               7,683
   Equity in net earnings
     of affiliate                       (748)                --                --                   (748)
   Miscellaneous, net                   (296)               (12)               --                   (308)
                                   ---------           --------           -------              ---------
                                       5,919               (270)              978                  6,627
                                   ---------           --------           -------              ---------
Income (loss) before
  income taxes                        16,891              3,888            (1,329)                19,450
   Income taxes (benefit)              5,376                 --             1,024(7)               6,400
                                   ---------           --------           -------              ---------
Net Income (Loss)                  $  11,515           $  3,888           $(2,353)             $  13,050
                                   =========           ========           =======              =========

Net Income Per Share               $    0.43                                                   $    0.49
                                   =========                                                   =========
Weighted number of common
  and common equivalent
  shares outstanding                  26,844                                                      26,844
                                   =========                                                   =========


     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1996

(1) Pursuant to the Stock Purchase Agreement by and among OHM Corporation, Beneco Enterprises, Inc., Bennie Smith, Jr., Robert Newberry and Scott Doxey (the "Agreement"), the Company paid Beneco $14,700,000 of consideration ($9,700,000 cash and $5,000,000 in unsecured promissory notes (the "Notes"), bearing interest at 7.25%, due and payable June 17, 1998) for all of the outstanding shares of Beneco. The acquisition of Beneco was funded through borrowings under the Company's existing revolving credit facility. The following is the preliminary allocation of the purchase price to the assets and liabilities acquired (in thousands):

Consideration transferred by the Company:
   Cash                                                         $ 9,700
   Promissory notes                                               5,000
                                                                -------
                                                                $14,700
                                                                =======

Allocation of Purchase Price:
   Net assets of Beneco                                         $ 4,780
   Deferred taxes - Note (2)                                        626
   Increase in value of fixed assets - Note (3)                     185
   Increase in other accrued liabilities - Note (4)                (464)
   Goodwill (40 year life)                                        8,799
   Assembled workforce (7 year life)                                428
   Trade name (5 year life)                                         346
                                                                -------
                                                                $14,700
                                                                =======

(2) To record the tax effect of purchase accounting adjustments under Statement of Financial Accounting Standards No. 109 at a 40% estimated pro forma combined effective tax rate.

(3) To record an increase to property and equipment to reflect the estimated fair value of certain of Beneco's property.

(4) To record (i) a $164,000 valuation reserve for acquired contracts in process which will allow the Company to achieve reasonable operating margins on the effort it expends to complete this contract, and (ii) a $300,000 reserve for acquisition transaction costs and other.

(5) To record the amortization of goodwill and other intangible assets as follows (in thousands):

                                   FOR THE TWELVE          FOR THE SIX
                                    MONTHS ENDED          MONTHS ENDED
                                  DECEMBER 31, 1996       JUNE 30, 1997
                                  -----------------       -------------

Goodwill                                $220                   $ 92
Tradename                                 70                     26
Assembled workforce                       61                     29
                                        ----                   ----
                                        $351                   $147
                                        ====                   ====

(6) To record an increase in interest expense resulting from (i) the issuance of the notes under the terms of the Agreement, and (ii) borrowings made under the Company's revolving credit agreement for cash payments made under the terms of the Agreement. The interest rate used for this assumption is 6.3467% based on the variable rate borrowings of the Company at the date of the acquisition for the $9,700,000 cash paid and 7.25% for the $5,000,000 promissory notes. A one-eighth percent change in interest rates has the effect of increasing or decreasing interest expense by $12,000 on an annual basis.

(7) To record the income tax effect of the pro forma adjustments at a 40% estimated pro forma combined effective tax rate and to reflect the tax effects of changing from a subchapter S to a subchapter C corporation.